Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-291460, 333-271293 and 333-239344) and Forms F-3 (Nos. 333-274078 and 333-276767) of our report dated March 31, 2026, relating to the consolidated financial statements of Scinai Immunotherapeutics LTD (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel
March 31, 2026